                                                                   EXHIBIT 5.1

                                    [letterhead]


                                   August 27, 1996


Apple Computer, Inc.
1 Infinite Loop Drive
Cupertino, CA  95014


                                 APPLE COMPUTER, INC.
                          REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

          As counsel to Apple Computer, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company pursuant to the above-referenced Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of $568,575,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes due June 1, 2001 (the "Securities") and the common stock, no par value (the "Stock"), of the Company issuable upon conversion thereof. The Securities were issued pursuant to the Indenture (the "Indenture"), dated as of June 1, 1996, between the Company and Marine Midland Bank, as Trustee thereunder (the "Trustee").

          As such counsel and in connection with the opinions expressed below, we have examined a copy of (a) the Registration Statement, (b) the Indenture,
(c) a specimen of the Securities and Stock and (d) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In expressing the opinions set forth below, we have also relied on certain certificates of officers of the Company and certificates of public officials.

          Our opinions expressed below are limited to the laws of the States of California and New York and the federal law of the United States, and we do not express any opinion herein concerning any other law.

          Based on such examination and review and subject to the foreging, we are of the opinion that:

          (i) The shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable; and

          (ii) The Securities have been duly authorized by the Company and have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided in the Indenture.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.


                                                  Very truly yours,
                                                   /s/ Shearman & Sterling



WHH/LMM